UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): May 30, 2024

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

551 Madison Ave Suite 800 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2024, GlassBridge Enterprises, Inc. (the “Company”) entered into a loan transaction with Greenway Mortgage Funding Corp, a New Jersey corporation (“Greenway”) which permitted it to borrow up to $65,000,000, which amount may be increased to $100,000,000, at the discretion of the lender. Details of the transaction are as set forth below.

On May 30-31, 2024, the Company borrowed approximately $32,000,000 under the terms of the new loan. The Company used such funds to (i) pay the initial 90% deposit (approximately $20,000,000) to purchase mortgage servicing rights in the approximate amount of $22,000,0000 and (ii) repay approximately $11,000,000 previously advanced to it from Greenway.

In addition, as previously disclosed, on May 9, 2024, a subsidiary of the Company entered into a loan agreement with East West Bank which permitted it to borrow $35,000,000, which amount may be increased to $50,000,000, at the discretion of East West Bank.

Loan Agreement

On May 30, 2024, Greenway, as borrower, entered into a Loan and Security Agreement (the “WAB Loan Agreement”) with Western Alliance Bank, an Arizona corporation (“WAB”), as lender, which provided Greenway with a loan (the “WAB Loan”) pursuant to which Western Alliance agreed to advance to Greenway amounts necessary from time to time to purchaser certain mortgage servicing rights, subject to the terms and conditions set forth in the WAB Loan Agreement. Also on May 30, 2024, the Company entered into a Pass-Through Leverage Agreement (the “Pass-Through Agreement”) with Greenway pursuant to which the Company agreed to be responsible for Greenway’s obligations pursuant to the WAB Loan, subject to the terms and conditions set forth in the Pass-Through Agreement. All capitalized terms not otherwise defined herein have the meanings ascribed thereto in the WAB Loan Agreement.

The aggregate amount of the WAB Loan is $65,000,000.00; provided that in the sole discretion of WAB, the WAB Loan may be increased in a principal amount of up to $100,000,000.00. The Revolving Commitment Termination Date is May 30, 2026, unless an Event of Default occurs and WAB accelerates the WAB Loan pursuant to the terms and conditions of the Loan Documents; provided, in the sole discretion of WAB, the Revolving Commitment Termination Date may be extended to May 30, 2027. All advances under the WAB Loan shall bear interest at Monthly Term SOFR Rate plus 3.25%.

Events of Default

The WAB Loan Agreement provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment of principal, premium, if any, and interest, when due, breach of covenants in the WAB Loan Agreement, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, East West Bank may declare the outstanding principal balance together with all accrued but unpaid interest on the obligations under the WAB Loan Agreement and all other sums due and payable by the Borrower to WAB to be immediately due and payable. These events of default are subject to a qualifications, limitations and exceptions that are described in the WAB Loan Agreement.

Pledge Agreement

On May 30, 2024, the Company entered into that Limited Guaranty, Pledge and Security Agreement (the “Pledge Agreement”) in favor of WAB. Pursuant to the Pledge Agreement, the Company pledged to WAB, as security for the obligations of Borrower under the WAB Loan, its right, title and interest in certain agreements related to the aforementioned mortgage servicing rights.

The Loan Agreement, the Pass-Through Agreement and the Pledge Agreement have been filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. This summary description of these agreements does not purport to be complete and is qualified in its entirety by reference to these agreements, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2024, the Company became obligated for Greenway’s payment obligations pursuant to the WAB Loan, subject to the terms and conditions set forth in the Pass-Through Agreement, as described in Item 1.01 above and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1†	Loan and Security Agreement, dated as of May 30, 2024, by and between Western Alliance Bank and Greenway Mortgage Funding Corp.

10.2	Pass-Through Leverage Agreement, dated as of May 30, 2024, by and among GlassBridge Enterprises, Inc., Greenway Mortgage Funding Corp. and Greenway Mortgage Holding Corporation

10.3	Limited Guaranty, Pledge and Security Agreement, dated as of May 30, 2024, by Glassbridge Enterprises Inc., in favor of Western Alliance Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2024

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer